                                                                      Exhibit 24
                               Power of Attorney


     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Vincent W. Goett, or Frederick B. Gretsch, Sr., either of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Futech Interactive Products (Delaware), Inc.

               Person                     Title                   Date
               ------                     -----                   ----

/s/ Vincent W. Goett            Chairman of the Board, President,  June 7, 1999
-----------------------------   Chief Executive Officer and
Vincent W. Goett                Director (Principal Executive
                                Officers)

/s/ Joseph K. Petter            Chief Operating Officer            June 7, 1999
-----------------------------
Joseph K. Petter


/s/ Frederick B. Gretsch, Sr.   Chief Financial Officer,           June 7, 1999
-----------------------------   Treasurer and Secretary
Frederick B. Gretsch, Sr.


/s/ Carl E. Voigt, IV           Vice President of Games/Toys and   June 7, 1999
-----------------------------   Director
Carl E. Voigt, IV


/s/ William W. Burnham          Vice President of Speciality       June 7, 1999
-----------------------------   Items and Director
William W. Burnham


/s/ Roderick L. Turner          Director                           June 7, 1999
-----------------------------
Roderick L. Turner


/s/ Gary A. Oman                Director                           June 7, 1999
-----------------------------
Gary A. Oman


/s/ Robert J. Rosepink          Director                           June 7, 1999
-----------------------------
Robert J. Rosepink


/s/ F. Keith Withycombe         Director                           June 7, 1999
-----------------------------
F. Keith Withycombe